Exhibit 99.1

For more information contact:

Jennifer Moreno Reddick

Executive Director, Investor Relations

312.573.5634

jennifer.morenoreddick@navigant.com

NAVIGANT REPORTS UNAUDITED FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS AND PROVIDES 2012 BUSINESS AND FINANCIAL OUTLOOK

•	Full year 2011 revenues before reimbursements (RBR) of $696 million were up 12% year over year. Fourth quarter 2011 RBR of $171 million was up 6% from fourth quarter 2010.

•

GAAP earnings per share (EPS) were $0.80 for full year 2011, up 67% from full year 2010, and $0.21 for fourth quarter 2011, up from $0.01 in fourth quarter 2010. Adjusted EPS was $0.84 for full year 2011, up 38% from full year 2010, and $0.22 for fourth quarter 2011, up 47% from $0.15 in fourth quarter 2010.

•	Strong cash flow resulted in $71 million of debt reduction during 2011; year-end 2011 debt was $132 million versus $203 million at the prior year-end.

•	234,300 shares of Navigant’s common stock were repurchased during fourth quarter 2011 under the Company’s share repurchase authority at a weighted average price of $10.92 per share.

•	2012 outlook anticipates continued steady top line growth which is expected to again drive year over year improvements in adjusted EBITDA and adjusted EPS.

CHICAGO, February 2, 2012 – Navigant (NYSE:NCI) today announced unaudited financial results for the fourth quarter and full year ended December 31, 2011, along with the Company’s business and financial outlook for 2012. The unaudited results are subject to change after the completion of standard Company closing processes and procedures. Final audited results for the fourth quarter and full year 2011 will be included in the Company’s Form 10-K to be filed with the U.S. Securities and Exchange Commission later this month.

“We are pleased to report strong fourth quarter results, capping our solid performance throughout the year,” stated William Goodyear, Chairman and Chief Executive Officer. “Our professionals continue to deliver outstanding service to our clients, and our actions taken and investments made over the past two years are now more fully reflected in our improved financial results. These efforts drove strong cash flow generation in 2011 and provide us with significant financial flexibility to continue to grow our business and to deliver value to shareholders.”

Fourth Quarter and Full Year 2011 Results

Unaudited Total Company Fourth Quarter and Full Year 2011 Financial Results (1)

	Q4 2011	Q4 2010	Change	2011	2010	Change
Revenues Before Reimbursements ($000)	$170,996	$161,752	5.7%	$695,714	$623,461	11.6%
Total Revenues ($000)	$197,005	$182,940	7.7%	$784,684	$703,660	11.5%
EBITDA ($000)	$24,797	$18,608	33.3%	$98,254	$84,153	16.8%
Adjusted EBITDA ($000)	$25,644	$21,201	21.0%	$101,177	$89,072	13.6%
Net Income ($000)	$11,056	$559	1877.8%	$41,130	$24,057	71.0%
Earnings Per Share	$0.21	$0.01	2000.0%	$0.80	$0.48	66.7%
Adjusted Earnings Per Share	$0.22	$0.15	46.7%	$0.84	$0.61	37.7%
Average Billable Full Time Equivalents (FTEs)	1,889	1,755	7.6%	1,818	1,687	7.8%
End of Period Billable FTEs	1,882	1,779	5.8%	1,882	1,779	5.8%
Consultant Utilization (1,850 base) (2)	76%	75%	1.3%	78%	74%	5.4%
Average Bill Rate (excluding performance based fees)	$271	$267	1.5%	$274	$266	3.0%
Days Sales Outstanding (DSO)	76	81	-6.2%	76	81	-6.2%

1)	EBITDA, adjusted EBITDA and adjusted earnings per share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, adjusted EBITDA and adjusted earnings per share to the most directly comparable GAAP financial measures.
2)	Prior period utilization figures have been restated to reflect consulting personnel only and do not include technology personnel (those who provide client services but do not record time to specific client engagements).

Navigant’s fourth quarter 2011 RBR totaled $171 million, up 6% from fourth quarter 2010. Fourth quarter 2011 adjusted EBITDA increased 21% from fourth quarter 2010 to $26 million and improved to 15% of RBR. Segment operating profit as a percentage of RBR also increased across all segments on a year over year basis, reflecting the Company’s continued efforts to improve profitability levels across the firm. Fourth quarter 2011 consultant utilization was 76%, up one percentage point from fourth quarter 2010 while down two percentage points from third quarter 2011, reflecting typical fourth quarter seasonality impacts. Fourth quarter 2011 average billable full time equivalents (FTEs) were 1,889, an increase of 134 over fourth quarter 2010 and 51 over third quarter 2011. Fourth quarter 2011 average bill rate (excluding performance based fees) was $271, up from $267 in fourth quarter 2010 and down from $275 in third quarter 2011. During fourth quarter 2011, the Company repurchased 234,300 shares of its common stock at a weighted average price of $10.92 per share.

Navigant’s full year 2011 RBR was $696 million, up 12% from full year 2010. Year over year improvements were driven by strength in the Business Consulting Services segment (which includes the Healthcare and Energy practices) as well as improved performances in the Disputes and Investigative Services segment and the International Consulting segment. Adjusted EBITDA for full year 2011 improved to $101 million, up 14% from 2010. 2011 consultant utilization improved to 78% from 74% in 2010, while 2011 average billable FTEs increased to 1,818 compared to 1,687 in 2010. Average bill rate (excluding performance based fees) was $274 for 2011, up 3% from $266 in 2010. Strong 2011 cash flow and improved working capital management resulted in $71 million of debt reduction over the course of the year. Days sales outstanding at year-end 2011 improved to 76 from 81 at year-end 2010. Year-end 2011 debt was $132 million compared to $203 million at year-end 2010.

Business Segment Highlights

Unaudited Business Segment Fourth Quarter and Full Year Financial Results (3)

	Q4 2011	Q4 2010	Change	2011	2010	Change
Business Segment Revenues ($000)
Business Consulting Services	$89,828	$78,185	14.9%	$343,267	$285,085	20.4%
Dispute and Investigative Services	72,829	70,627	3.1%	291,270	273,667	6.4%
Economic Consulting	14,661	18,082	-18.9%	71,719	73,544	-2.5%
International Consulting	19,687	16,046	22.7%	78,428	71,364	9.9%

Total Company	$197,005	$182,940	7.7%	$784,684	$703,660	11.5%

Business Segment Revenues before Reimbursements ($000)
Business Consulting Services	$75,253	$68,749	9.5%	$298,318	$247,984	20.3%
Dispute and Investigative Services	65,643	63,540	3.3%	264,976	251,612	5.3%
Economic Consulting	13,619	16,703	-18.5%	66,992	67,245	-0.4%
International Consulting	16,481	12,760	29.2%	65,428	56,620	15.6%

Total Company	$170,996	$161,752	5.7%	$695,714	$623,461	11.6%

Segment Operating Profit ($000)
Business Consulting Services	$27,026	$22,722	18.9%	$99,530	$84,704	17.5%
Dispute and Investigative Services	26,546	23,733	11.9%	107,329	97,464	10.1%
Economic Consulting	4,581	4,878	-6.1%	22,067	23,032	-4.2%
International Consulting	4,284	1,632	162.5%	14,273	10,715	33.2%

Total Company	$62,437	$52,965	17.9%	$243,199	$215,915	12.6%

(3)	A metrics summary including data by segment is available at www.navigant.com/investor_relations.

Navigant’s Business Consulting Services segment reported RBR of $75 million in fourth quarter 2011, up 10% from fourth quarter 2010 while down 7% from third quarter 2011. Year over year improvements were led by strength in the Energy and Healthcare practices, and reflected strong contributions from the Valuations and Restructuring teams. Navigant’s Healthcare practice continues to assist healthcare systems, physician networks and payer organizations with healthcare reform and other industry pressures including managed care pricing, healthcare exchanges, performance improvement initiatives and industry consolidation. Demand continues for the firm’s Energy services on engagements related to renewables, Smart Grid technologies and energy efficiency programs. The Healthcare and Energy practices comprised a combined 73% of segment revenues in fourth quarter 2011. Segment operating profit increased to 36% of RBR in fourth quarter 2011, up from 33% in fourth quarter 2010 and 32% in third quarter 2011. Average billable FTEs were 992 in fourth quarter 2011, up from 833 in fourth quarter 2010 and 938 in third quarter 2011.

The Company’s Dispute and Investigative Services segment generated RBR of $66 million in fourth quarter 2011, up 3% from fourth quarter 2010 while down 2% from third quarter 2011. Segment operating profit was 40% of RBR in fourth quarter 2011, up from 37% in fourth quarter 2010 and down from 42% in third quarter 2011. 2011 staffing comparisons were impacted by reductions made within the Construction practice in late 2009 and throughout 2010. Consequently, average billable FTEs declined to 600 in fourth quarter 2011 from 616 in fourth quarter 2010, while up slightly from 594 in third quarter 2011. 2011 segment revenue growth was broad based and was driven by success on credit crisis related matters, anti-money laundering compliance and investigations, and international arbitration, as well as growing contributions from the Company’s Technology Services practice area.

Navigant’s Economic Consulting segment reported RBR of $14 million in fourth quarter 2011, down 19% from fourth quarter 2010 and 20% from third quarter 2011. Segment performance was impacted by the early end of a significant matter. Despite lower revenues, fourth quarter 2011 segment operating profit improved to 34% of RBR, up from 29% in fourth quarter 2010 and 33% in third quarter 2011. Average billable FTEs were 117 in fourth quarter 2011, down from 133 in fourth quarter 2010 and 118 in third quarter 2011.

The Company’s International Consulting segment achieved RBR of $16 million in fourth quarter 2011, up 29% from fourth quarter 2010 while down 4% from third quarter 2011. Improved 2011 results represented significant progress in the turnaround of the Company’s international business over the course of the year. Additionally, market demand has increased for Navigant’s expertise in construction disputes matters. Segment operating profit was 26% of RBR in fourth quarter 2011, which doubled from 13% in fourth quarter 2010 and was also up sequentially from 18% in third quarter 2011. Average billable FTEs were 180 in fourth quarter 2011, up from 173 in fourth quarter 2010 and down from 188 in third quarter 2011.

2012 Outlook

Full year 2012 RBR is expected to range between $710 and $770 million while total 2012 revenues are estimated to be between $800 and $860 million. Adjusted EBITDA is expected to range between $103 and $117 million, and adjusted EPS is estimated to be between $0.88 and $0.98. Goodyear commented, “Our 2012 plans call for solid, primarily organic, growth in top line revenues with continued focus on profit improvement. Once again, we anticipate significant free cash flow that will be used primarily to invest internally, to further deleverage our balance sheet and to continue to repurchase shares.”

Conference Call Details

Goodyear will host a conference call to discuss the Company’s unaudited fourth quarter and full year 2011 financial results and 2012 business and financial outlook at 10:00 a.m. Eastern Time on Thursday, February 2, 2012. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.847.7597 (630.395.0268 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success and timing of the Company’s implementation of its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2011	2010	2011	2010
Revenues:
Revenues before reimbursements	$170,996	$161,752	$695,714	$623,461
Reimbursements	26,009	21,188	88,970	80,199

Total revenues	197,005	182,940	784,684	703,660
Cost of Services:
Cost of services before reimbursable expenses	112,199	111,797	467,045	418,523
Reimbursable expenses	26,009	21,188	88,970	80,199

Total costs of services	138,208	132,985	556,015	498,722
General and administrative expenses	34,000	31,347	130,415	121,685
Depreciation expense	3,239	3,575	13,303	14,457
Amortization expense	1,960	3,442	8,658	12,368
Other operating costs (benefit):
Office consolidation	—	—	—	(900)
Intangible assets impairment	—	7,307	—	7,307

Operating income	19,598	4,284	76,293	50,021
Interest expense	1,634	1,929	7,292	10,704
Interest income	(255)	(325)	(1,447)	(1,309)
Other income, net	(109)	(378)	(279)	(567)

Income before income tax expense	18,328	3,058	70,727	41,193
Income tax expense	7,272	2,499	29,597	17,136

Net income	$11,056	$559	$41,130	$24,057

Basic net income per share	$0.22	$0.01	$0.81	$0.49

Shares used in computing income per basic share	51,173	50,062	50,820	49,405

Diluted net income per share	$0.21	$0.01	$0.80	$0.48

Shares used in computing income per diluted share	51,692	50,909	51,371	50,447

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$2,969	$1,981
Accounts receivable, net	179,041	179,058
Prepaid expenses and other current assets	22,766	19,697
Deferred income tax assets	16,229	18,749

Total current assets	221,005	219,485
Non-current assets:
Property and equipment, net	41,138	38,903
Intangible assets, net	16,825	23,194
Goodwill	570,280	561,002
Other assets	25,953	26,451

Total assets	$875,201	$869,035

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,261	$10,900
Accrued liabilities	8,432	7,936
Accrued compensation-related costs	95,451	72,639
Income tax payable	3,558	2,306
Term loan current	—	18,397
Other current liabilities	32,622	43,401

Total current liabilities	156,324	155,579
Non-current liabilities:
Deferred income tax liabilities	52,964	42,274
Other non-current liabilities	20,445	25,907
Bank debt non-current	131,790	33,695
Term loan non-current	—	150,859

Total non-current liabilities	205,199	252,735

Total liabilities	361,523	408,314

Stockholders’ equity:
Common stock	61	61
Additional paid-in capital	567,627	564,214
Treasury stock	(197,602)	(206,162)
Retained earnings	156,373	115,243
Accumulated other comprehensive loss	(12,781)	(12,635)

Total stockholders’ equity	513,678	460,721

Total liabilities and stockholders’ equity	$875,201	$869,035

Selected Data

Days sales outstanding, net (DSO)	76	81

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except per share data)

(Unaudited)

	For the quarters ended		For the years ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$11,056	$559	$41,130	$24,057
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	3,239	3,575	13,303	14,457
Amortization expense	1,960	3,442	8,658	12,368
Share-based compensation expense	2,276	1,979	8,792	6,755
Accretion of interest expense	141	324	836	944
Deferred income taxes	655	(3,874)	11,264	3,773
Allowance for doubtful accounts receivable	1,634	1,106	6,910	8,211
Intangible assets impairment	—	7,307	—	7,307
Changes in assets and liabilities:
Accounts receivable	17,984	(1,440)	(5,817)	(23,990)
Prepaid expenses and other assets	255	(5,647)	208	(16,146)
Accounts payable	1,634	310	5,353	2,742
Accrued liabilities	(141)	(119)	491	(110)
Accrued compensation-related costs	18,759	13,461	22,720	3,003
Income tax payable	(1,079)	4,673	1,705	2,371
Other liabilities	(1,283)	1,972	(4,186)	(3,974)

Net cash provided by operating activities	57,090	27,628	111,367	41,768

Cash flows from investing activities:

Purchases of property and equipment	(4,903)	(3,844)	(10,375)	(11,959)
Acquisitions of businesses, net of cash acquired	(1,900)	(28,500)	(9,246)	(62,370)
Payments of acquisition liabilities	(4,750)	(2,750)	(14,967)	(2,750)
Other, net	—	—	(225)	—

Net cash used in investing activities	(11,553)	(35,094)	(34,813)	(77,079)

Cash flows from financing activities:
Issuances of common stock	482	444	1,865	3,457
Repurchase of common stock	(2,558)	—	(2,558)	—
Payment upon termination of credit agreement	—	—	(250,613)	—
Proceeds from new credit agreement	—	—	250,613	—
Net (repayments to) borrowings from banks	(41,663)	8,500	(66,378)	34,441
Payments of term loan	—	(4,599)	(4,599)	(50,119)
Payments of debt issuance costs	—	—	(2,814)	—
Other, net	(201)	(70)	(907)	494

Net cash (used in) provided by financing activities	(43,940)	4,275	(75,391)	(11,727)

Effect of exchange rate changes on cash and cash equivalents	(52)	(211)	(175)	(125)

Net increase (decrease) in cash and cash equivalents	1,545	(3,402)	988	(47,163)
Cash and cash equivalents at beginning of the period	1,424	5,383	1,981	49,144

Cash and cash equivalents at end of the period	$2,969	$1,981	$2,969	$1,981

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in this press release. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted operating income exclude the impact of other operating costs (benefit) and severance expense. Adjusted net income and adjusted earnings per share (EPS) excludes the net income impact of other operating costs (benefit), severance expense and a non recurring benefit from a tax election related to certain of the Company’s foreign entities in all periods presented. In recent years the Company has incurred significant severance expense directly related to its strategic realignment and other staffing reductions. Other operating costs (benefit) include office consolidation costs as the Company continually assesses its office space requirements and intangible assets impairment charges. Severance expense and other operating costs (benefit) are not considered to be non recurring, infrequent or unusual to our business, however, management believes providing investors with this information gives them additional insights into the Company’s operating performance. Although the intangible assets impairment has not historically been as frequent as severance expense and office consolidation costs, we have substantial intangible assets which could become impaired in the future. Adjusted EBITDA, adjusted operating income, adjusted net income and adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.

EBITDA, ADJUSTED OPERATING INCOME AND ADJUSTED EBITDA	For the quarters ended December 31,		For the years ended December 31,
	2011	2010	2011	2010
EBITDA reconciliation:
Operating income	$19,598	$4,284	$76,293	$50,021
Depreciation	3,239	3,575	13,303	14,457
Amortization	1,960	3,442	8,658	12,368
Intangible assets impairment	—	7,307	—	7,307

EBITDA	$24,797	$18,608	$98,254	$84,153

Adjusted EBITDA and operating income reconciliation to operating income:
Operating income	$19,598	$4,284	$76,293	$50,021
Other operating costs (benefit):
Office consolidation	—	—	—	(900)
Intangible assets impairment	—	7,307	—	7,307
Severance expense	847	2,593	2,923	5,819

Adjusted operating income	$20,445	$14,184	$79,216	$62,247
Depreciation	3,239	3,575	13,303	14,457
Amortization	1,960	3,442	8,658	12,368

Adjusted EBITDA	$25,644	$21,201	$101,177	$89,072

ADJUSTED NET INCOME AND ADJUSTED EPS	For the quarters ended December 31,		For the years ended December 31,
	2011	2010	2011	2010
Other operating benefit - office consolidation	$—	$—	$—	$(900)
Income tax expense (benefit) (1)	—	—	—	363

Net income impact of other operating benefit - office consolidation	$—	$—	$—	$(537)

Shares used in computing income per diluted share	51,692	50,909	51,371	50,447
Diluted income per share impact of other operating benefit - office consolidation	$—	$—	$—	$(0.01)

Other operating costs (benefit) - intangible assets impairment	$—	$7,307	$—	$7,307
Income tax expense (benefit) (1)	—	(1,991)	—	(1,991)

Net income impact of other operating costs (benefit) - intangible assets impairment	$—	$5,316	$—	$5,316

Shares used in computing income per diluted share	51,692	50,909	51,371	50,447
Diluted income per share impact of other operating costs (benefit) - intangible assets impairment	$—	$0.10	$—	$0.11

Severance expense	$847	$2,593	$2,923	$5,819
Income tax expense (benefit) (1)	(302)	(1,020)	(1,037)	(2,128)

Net income impact of severance expense	$545	$1,573	$1,886	$3,691

Shares used in computing income per diluted share	51,692	50,909	51,371	50,447
Diluted income per share impact of severance expense	$0.01	$0.03	$0.04	$0.07

Net income	$11,056	$559	$41,130	$24,057
Net income impact of other operating benefit - office consolidation	—	—	—	(537)
Net income impact of other operating costs - intangible assets impairment	—	5,316	—	5,316
Net income impact of severance expense	545	1,573	1,886	3,691
Non recurring foreign tax elections	—	—	—	(1,751)

Adjusted net income	$11,601	$7,448	$43,016	$30,776

Shares used in computing income per diluted share	51,692	50,909	51,371	50,447

Adjusted earnings per share	$0.22	$0.15	$0.84	$0.61

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.